                                                                    Exhibit 99.1

FOR IMMEDIATE RELEASE

Contacts: Norman Black, Public Relations
          404-828-7593
          Teresa Finley, Investor Relations
          404-828-7359

                            UPS 2ND QUARTER PRODUCES
                       SOLID EARNINGS ON 15% REVENUE GAIN

     ATLANTA, July 25, 2006 -- UPS (NYSE:UPS) today reported a strong gain in consolidated revenue and a 10.2% improvement in earnings per diluted share to $0.97. Global small package volume rose 6% or 841,000 additional packages each day.

CONSOLIDATED RESULTS         Second quarter   Year-ago
--------------------         --------------   --------
Revenue                          $11.74 B     $10.19 B
Operating profit                 $ 1.70 B     $ 1.55 B
Operating margin                   14.4%        15.2%
Average volume per day             15.0 M       14.1 M
Diluted earnings per share       $ 0.97       $ 0.88

     "Our global small package volume growth in the second quarter was robust, resulting in a solid earnings gain," said Mike Eskew, UPS chairman and CEO. "The global small package market continues to expand and we are seeing significant opportunities for UPS."

     During the second quarter, UPS announced a $1+ billion expansion of its mega-hub at the heart of its global transportation network, Worldport, located in Louisville, Ky. The 1.1 million square-foot expansion will increase sorting capacity by 60% to 487,000 packages per hour. This five-year expansion plan reflects excellent growth projections in UPS's air package volume around the world.

CASH POSITION

     UPS closed the quarter with $2.85 billion in cash and marketable securities. For the first six months, UPS also:

     -    Generated $2.7 billion in free cash flow.

     - Purchased 17.8 million shares, reducing total shares outstanding by 1.4%.

     - Paid $1.17 billion in dividends. UPS has increased dividends 81% over the last three years.

     -    Invested $1.44 billion in capital expenditures.

     The UPS Board of Directors has approved an increase of $2 billion in the amount of authorized funds for repurchase of Class A and Class B shares.

                                     -more-

2-2-2


U. S. PACKAGE            Second quarter   Year-ago
-------------            --------------   --------
Revenue                      $7.46 B       $6.94 B
Operating profit             $1.23 B       $1.12 B
Operating margin              16.5%         16.1%
Average volume per day        13.3 M        12.7 M

     All levels of service posted gains. Daily ground volume increased 4.6%, while average daily volume for Next Day Air(R) rose 4.2% and deferred air volume climbed 7.6%. Total revenue per piece remained firm with a gain of 2.7%.

     During the period, UPS was named the country's top business brand in the American Brand Excellence Awards 2006 for being a forward-thinking, ethical industry leader.

INTERNATIONAL PACKAGE    Second quarter   Year-ago
---------------------    --------------   --------
Revenue                      $2.23 B       $ 2.0 B
Operating profit             $ 414 M       $ 397 M
Operating margin              18.5%         19.9%
Average volume per day         1.7 M         1.5 M

     Total international package volume grew 16.5%. Export volume increased 6.5% and non-U.S. domestic volume was up 23.6% aided by acquisitions. Operating profit and volume growth were constrained by three fewer operating days in Europe compared to the same quarter last year.

     During the quarter, the company began direct air service from Shanghai to Europe while also adding three new flights connecting Shanghai to the U.S. and another new flight between Qingdao and Incheon, Korea. The additional flights improve UPS service options in several key Asian markets experiencing rapid growth.

SUPPLY CHAIN AND FREIGHT   Second quarter   Year-ago
------------------------   --------------   --------
Revenue                        $2.04 B       $1.25 B
Operating profit               $  47 M       $  34 M
Operating margin                 2.3%          2.7%

     Revenue and profit improvements in this segment were primarily driven by the acquisition last August of a leading LTL carrier, Overnite, now re-branded UPS Freight. Freight forwarding and logistics operating results improved significantly over first quarter results.

     Integration of the acquired heavy air freight network into the UPS Airlines operation was completed at the end of June as scheduled. The integration is allowing UPS to improve service reliability and transit times while offering an expanded portfolio of services.

                                     -more-

3-3-3


OUTLOOK

     "We expect diluted earnings per share in a range of $0.87 to $0.91 in the third quarter compared to the $0.86 reported during the prior-year period," said Scott Davis, UPS's chief financial officer. The third quarter has fewer operating days than the prior-year period, negatively impacting earnings per share comparison approximately $0.04 to $0.05.

     Davis also stated that full-year earnings growth is expected to be at the low end of the company's original 11-to-16% guidance for 2006.

     UPS is the world's largest package delivery company and a global leader in supply chain services, offering an extensive range of options for synchronizing the movement of goods, information and funds. Headquartered in Atlanta, Ga., UPS serves more than 200 countries and territories worldwide. UPS's stock trades on the New York Stock Exchange (UPS) and the company can be found on the Web at UPS.com.

                                      # # #

EDITOR'S NOTE: UPS CFO Scott Davis will discuss second quarter results with investors and analysts during a conference call later today at 10:00 a.m. EDT. That conference call is open to listeners through a live Webcast. To access the call, go to www.shareholder.com/UPS and click on "Earnings Webcast."

     We supplement the reporting of our financial information determined under generally accepted accounting principles (GAAP) with certain non-GAAP financial measures, including free cash flow. We define free cash flow as net cash from operating activities adjusted for capital expenditures, proceeds from disposals of property, plant and equipment, net change in finance receivables and other investing activities. We believe free cash flow is an important measure in assessing the generation of cash for discretionary investments, dividends and share repurchases.

     Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures with other companies' non-GAAP financial measures having the same or similar names. These adjusted financial measures should not be considered in isolation or as a substitute for the most directly comparable GAAP financial measures. These non-GAAP financial measures reflect an additional way of viewing aspects of our operations that, when viewed with our GAAP results and reconciliations to corresponding GAAP financial measures, provide a more complete understanding of our business. We strongly encourage investors to review our financial statements and publicly-filed reports in their entirety and not to rely on any single financial measure.

     Except for historical information contained herein, the statements made in this release constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements, including statements regarding the intent, belief or current expectations of UPS and its management regarding the company's strategic directions, prospects and future results, involve certain risks and uncertainties. Certain factors may cause actual results to differ materially from those contained in the forward-looking statements, including economic and other conditions in the markets in which we operate, governmental regulations, our competitive environment, strikes, work stoppages and slowdowns, increases in aviation and motor fuel prices, cyclical and seasonal fluctuations in our operating results, and other risks discussed in the company's Form 10-K for the year ended December 31, 2005, and other filings with the Securities and Exchange Commission, which discussions are incorporated herein by reference.

                           UNITED PARCEL SERVICE, INC.
                    SELECTED FINANCIAL DATA - SECOND QUARTER
                                   (UNAUDITED)

                                               THREE MONTHS ENDED
                                                    JUNE 30,            CHANGE
                                               ------------------   --------------
                                                  2006      2005       $       %
                                                -------   -------   ------   -----
(amounts in millions, except per share data)
STATEMENT OF INCOME DATA:
Revenue:
   U.S. Domestic Package                        $ 7,462   $ 6,942   $  520     7.5%
   International Package                          2,233     1,997      236    11.8%
   Supply Chain & Freight                         2,041     1,252      789    63.0%
                                                -------   -------   ------
   Total revenue                                 11,736    10,191    1,545    15.2%
Operating expenses:
   Compensation and benefits                      5,990     5,389      601    11.2%
   Other                                          4,051     3,253      798    24.5%
                                                -------   -------   ------
   Total operating expenses                      10,041     8,642    1,399    16.2%
Operating profit:
   U.S. Domestic Package                          1,234     1,118      116    10.4%
   International Package                            414       397       17     4.3%
   Supply Chain & Freight                            47        34       13    38.2%
                                                -------   -------   ------
   Total operating profit                         1,695     1,549      146     9.4%
Other income (expense):
   Investment income                                 23        38      (15)  -39.5%
   Interest expense                                 (54)      (46)      (8)   17.4%
                                                -------   -------   ------
   Total other income (expense)                     (31)       (8)     (23)  287.5%
                                                -------   -------   ------
Income before income taxes                        1,664     1,541      123     8.0%
Income taxes                                        603       555       48     8.6%
                                                -------   -------   ------
Net income                                      $ 1,061   $   986   $   75     7.6%
                                                =======   =======   ======
Net income as a percentage of revenue               9.0%      9.7%
Per share amounts
   Basic earnings per share                     $  0.98   $  0.88   $ 0.10    11.4%
   Diluted earnings per share                   $  0.97   $  0.88   $ 0.09    10.2%
Weighted average shares outstanding
   Basic                                          1,087     1,116
   Diluted                                        1,092     1,119

Certain prior year amounts have been reclassified to conform to the current year presentation.

                           UNITED PARCEL SERVICE, INC.
                    SELECTED OPERATING DATA - SECOND QUARTER
                                   (UNAUDITED)

                                               THREE MONTHS ENDED
                                                    JUNE 30,            CHANGE
                                               ------------------   -------------
                                                  2006      2005       $       %
                                                -------   -------   ------   ----
REVENUE (IN MILLIONS):
U.S. Domestic Package:
   Next Day Air                                 $ 1,687   $ 1,560   $  127    8.1%
   Deferred                                         822       767       55    7.2%
   Ground                                         4,953     4,615      338    7.3%
                                                -------   -------   ------
      Total U.S. Domestic Package                 7,462     6,942      520    7.5%
International Package:
   Domestic                                         473       381       92   24.1%
   Export                                         1,614     1,492      122    8.2%
   Cargo                                            146       124       22   17.7%
                                                -------   -------   ------
      Total International Package                 2,233     1,997      236   11.8%
Supply Chain & Freight:
   Forwarding and Logistics                       1,444     1,173      271   23.1%
   Freight                                          510        --      510    N/A
   Other                                             87        79        8   10.1%
                                                -------   -------   ------
      Total Supply Chain & Freight                2,041     1,252      789   63.0%
                                                -------   -------   ------
Consolidated                                    $11,736   $10,191   $1,545   15.2%
                                                =======   =======   ======
Consolidated volume (in millions)                   958       904       54    6.0%
Operating weekdays                                   64        64
AVERAGE DAILY PACKAGE VOLUME (IN THOUSANDS):
U.S. Domestic Package:
   Next Day Air                                   1,240     1,190       50    4.2%
   Deferred                                         936       870       66    7.6%
   Ground                                        11,074    10,592      482    4.6%
                                                -------   -------   ------
      Total U.S. Domestic Package                13,250    12,652      598    4.7%
International Package:
   Domestic                                       1,062       859      203   23.6%
   Export                                           656       616       40    6.5%
                                                -------   -------   ------
      Total International Package                 1,718     1,475      243   16.5%
                                                -------   -------   ------
Consolidated                                     14,968    14,127      841    6.0%
                                                =======   =======   ======
AVERAGE REVENUE PER PIECE:
U.S. Domestic Package:
   Next Day Air                                 $ 21.26   $ 20.48   $ 0.78    3.8%
   Deferred                                       13.72     13.78    (0.06)  -0.4%
   Ground                                          6.99      6.81     0.18    2.6%
      Total U.S. Domestic Package                  8.80      8.57     0.23    2.7%
International Package:
   Domestic                                        6.96      6.93     0.03    0.4%
   Export                                         38.44     37.84     0.60    1.6%
      Total International Package                 18.98     19.84    (0.86)  -4.3%
Consolidated                                    $  9.97   $  9.75   $ 0.22    2.3%
                                                =======   =======   ======

Certain prior year amounts have been reclassified to conform to the current year presentation.

                           UNITED PARCEL SERVICE, INC.
                     SELECTED FINANCIAL DATA - YEAR TO DATE
                                   (UNAUDITED)

                                                SIX MONTHS ENDED
                                                    JUNE 30,           CHANGE
                                               -----------------   --------------
                                                 2006      2005       $       %
                                               -------   -------   ------   -----
(amounts in millions, except per share data)
STATEMENT OF INCOME DATA:
Revenue:
   U.S. Domestic Package                       $14,925   $13,753   $1,172     8.5%
   International Package                         4,394     3,839      555    14.5%
   Supply Chain & Freight                        3,938     2,485    1,453    58.5%
                                               -------   -------   ------
   Total revenue                                23,257    20,077    3,180    15.8%
Operating expenses:
   Compensation and benefits                    12,009    10,786    1,223    11.3%
   Other                                         7,998     6,357    1,641    25.8%
                                               -------   -------   ------
   Total operating expenses                     20,007    17,143    2,864    16.7%
Operating profit:
   U.S. Domestic Package                         2,419     2,146      273    12.7%
   International Package                           809       745       64     8.6%
   Supply Chain & Freight                           22        43      (21)  -48.8%
                                               -------   -------   ------
   Total operating profit                        3,250     2,934      316    10.8%
Other income (expense):
   Investment income                                46        68      (22)  -32.4%
   Interest expense                               (102)      (83)     (19)   22.9%
                                               -------   -------   ------
   Total other income (expense)                    (56)      (15)     (41)  273.3%
                                               -------   -------   ------
Income before income taxes                       3,194     2,919      275     9.4%
Income taxes                                     1,158     1,051      107    10.2%
                                               -------   -------   ------
Net income                                     $ 2,036   $ 1,868   $  168     9.0%
                                               =======   =======   ======
Net income as a percentage of revenue              8.8%      9.3%
Per share amounts
   Basic earnings per share                    $  1.87   $  1.67   $ 0.20    12.0%
   Diluted earnings per share                  $  1.86   $  1.66   $ 0.20    12.0%
Weighted average shares outstanding
  Basic                                          1,091     1,120
  Diluted                                        1,096     1,123

Certain prior year amounts have been reclassified to conform to the current year presentation.

                           UNITED PARCEL SERVICE, INC.
                     SELECTED OPERATING DATA - YEAR TO DATE
                                   (UNAUDITED)

                                                SIX MONTHS ENDED
                                                    JUNE 30,           CHANGE
                                               -----------------   --------------
                                                 2006      2005       $       %
                                               -------   -------   ------   -----
REVENUE (IN MILLIONS):
U.S. Domestic Package:
   Next Day Air                                $ 3,371   $ 3,060   $  311   10.2%
   Deferred                                      1,653     1,531      122    8.0%
   Ground                                        9,901     9,162      739    8.1%
                                               -------   -------   ------
      Total U.S. Domestic Package               14,925    13,753    1,172    8.5%
International Package:
   Domestic                                        939       739      200   27.1%
   Export                                        3,175     2,858      317   11.1%
   Cargo                                           280       242       38   15.7%
                                               -------   -------   ------
      Total International Package                4,394     3,839      555   14.5%
Supply Chain & Freight:
   Forwarding and Logistics                      2,783     2,326      457   19.6%
   Freight                                         987        --      987    N/A
   Other                                           168       159        9    5.7%
                                               -------   -------   ------
      Total Supply Chain & Freight               3,938     2,485    1,453   58.5%
                                               -------   -------   ------
Consolidated                                   $23,257   $20,077   $3,180   15.8%
                                               =======   =======   ======
Consolidated volume (in millions)                1,922     1,789      133    7.5%
Operating weekdays                                 128       128
AVERAGE DAILY PACKAGE VOLUME (IN THOUSANDS):
U.S. Domestic Package:
   Next Day Air                                  1,247     1,168       79    6.8%
   Deferred                                        944       865       79    9.1%
   Ground                                       11,093    10,528      565    5.4%
                                               -------   -------   ------
      Total U.S. Domestic Package               13,284    12,561      723    5.8%
International Package:
   Domestic                                      1,076       823      253   30.7%
   Export                                          656       590       66   11.2%
                                               -------   -------   ------
      Total International Package                1,732     1,413      319   22.6%
                                               -------   -------   ------
Consolidated                                    15,016    13,974    1,042    7.5%
                                               =======   =======   ======
AVERAGE REVENUE PER PIECE:
U.S. Domestic Package:
   Next Day Air                                $ 21.12   $ 20.47   $ 0.65    3.2%
   Deferred                                      13.68     13.83    (0.15)  -1.1%
   Ground                                         6.97      6.80     0.17    2.5%
      Total U.S. Domestic Package                 8.78      8.55     0.23    2.7%
International Package:
   Domestic                                       6.82      7.02    (0.20)  -2.8%
   Export                                        37.81     37.84    (0.03)  -0.1%
      Total International Package                18.56     19.89    (1.33)  -6.7%
Consolidated                                   $  9.91   $  9.70   $ 0.21    2.2%
                                               =======   =======   ======

Certain prior year amounts have been reclassified to conform to the current year presentation.

                           UNITED PARCEL SERVICE, INC.
                        RECONCILIATION OF FREE CASH FLOW
                                   (UNAUDITED)

                                     PRELIMINARY
                                     YEAR-TO-DATE    YEAR-TO-DATE
                                    JUNE 30, 2006   JUNE 30, 2005
                                    -------------   -------------
(amounts in millions)
Net cash from operations               $ 4,086         $ 4,076
Capital expenditures                    (1,440)         (1,043)
Proceeds from disposals of PP&E             31              10
Net change in finance receivables          (25)             56
Other investing activities                  14             (24)
                                       -------         -------
   Free cash flow                      $ 2,666         $ 3,075
                                       =======         =======

Certain prior year amounts have been reclassified to conform to the current period presentation.